UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2018 (April 17, 2018)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street

Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company”) approved new equity grants pursuant to the Company’s Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”) to the Company’s Chief Executive Officer, the Executive Chairman of the Board, the Executive Vice President and Chief Financial Officer, the Executive Vice President and the Senior Vice President and Chief Operating Officer (each an “Officer”).

Each of the Chief Executive Officer, the Executive Chairman of the Board, the Executive Vice President and Chief Financial Officer, the Executive Vice President and the Senior Vice President and Chief Operating Officer, respectively, received a grant of (i) a cash-settled performance phantom stock award and (ii) a stock-settled performance phantom stock award from the Company pursuant to the Plan, for (a) 506,230 and 506,230 target phantom shares, respectively, (b) 506,230 and 506,230 target phantom shares, respectively, (c) 186,916 and 186,916 target phantom shares, respectively, (d) 253,115 and 253,115 target phantom shares, respectively, and (e) 186,916 and 186,916 target phantom shares, respectively.

The awards will vest (if any) in annual increments over a three-year period performance period beginning on January 1, 2018 and ending on December 31, 2020 (the “performance period”) ranging from 0% to 200% of the target amount granted based on four performance criteria (the “Performance Measures”): (1) leverage metrics (net debt to EBITDAX ratio); (2) reserves replacement (reserve replacement ratio); (3) LOE/Boe (production expense divided by production); and (4) safety (TRIR) (“TRIR”) (Sanchez Oil & Gas Corporation’s (“SOG”) total recordable injuries related to performance of services for the Company multiplied by 200,000 and divided by the number of labor hours at SOG for services for the Company) for each calendar year in the performance period, subject to the Officer’s continuous service with the Company or its affiliate through the applicable vesting date, which for each calendar year within the performance period will be a date within 60 days following the end of such calendar year.  Vested awards will be settled, in the case of the stock-settled awards, by the delivery of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), times the number of phantom shares that vest on the applicable vesting date, or, in the case of cash-settled awards, by the payment in cash of an amount equal to the fair market value of the Common Stock on the vesting date times the number of phantom shares that vest on the applicable vesting date and, in each case, as soon as reasonably practicable following the applicable vesting date, but in all events, no later than the end of the year in which the applicable vesting date occurs. The level of achievement of each of the Performance Measures for each calendar year within the performance period are weighted 30% (or 10% in the case of TRIR) to determine the number of phantom shares earned (if any) during that calendar year, and the overall results of each Performance Measure during a calendar year within a performance period are weighted by approximately 33% to determine the number of phantom shares earned (if any) during the entire performance period.

Notwithstanding the foregoing, if the Officer’s continuous service is terminated prior to December 31, 2020 due to a Qualifying Termination (as defined in the performance phantom stock agreement), a Constructive Termination (as defined in the performance phantom stock agreement) or the Officer’s death or disability, the Officer will become vested in a pro-rated number of phantom shares determined as follows: (i) the number of phantom shares that would otherwise have vested on each remaining vesting date with respect to the performance period based on actual performance results for the applicable calendar year multiplied by (ii) a fraction, the numerator of which is the number of completed calendar days in the performance period prior to the date of such termination and the denominator of which is the total number of calendar days in the performance period. Upon a Change of Control (as defined in the Plan), the Officer will become vested in a number of phantom shares for each remaining calendar year during the performance period equal to the greater of (x) the number of phantom shares that would otherwise vest based on actual performance results for such calendar year determined as if the date of the Change of Control is the last day of each remaining calendar year or (y) the number of target phantom shares for each remaining calendar year, in which event vested phantom shares will be settled no later than the 15th day following the date of the Change of Control.

Each of the Officers also received a grant of (i) restricted stock vesting in equal annual increments over a three-year period and (ii) phantom stock, payable only in cash, vesting in equal annual increments over a three-year period as follows:

1)                                     Antonio R. Sanchez, III, 506,231 and 506,231 shares, respectively;

2)                                     A.R. Sanchez, Jr., 506,231 and 506,231 shares, respectively;

3)                                     Howard J. Thill, 186,916 and 186,916 shares, respectively;

4)                                     Patricio D. Sanchez, 253,116 and 253,115 shares, respectively; and

5)                                     Christopher D. Heinson, 186,916 and 186,916 shares, respectively.

Upon the occurrence of any of the following events, each as defined in the restricted stock agreements or the phantom stock agreements, as applicable, the awards will vest automatically: a Change of Control, a Qualifying Termination, a Constructive Termination, or the participant’s death or disability.

The foregoing does not purport to be a complete description of the award agreements under the Plan pursuant to which the grants were made, and is qualified in its entirety by reference to the forms of award agreements filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Form of Performance Cash-Settled Phantom Stock Agreement
10.2	Form of Performance Share-Settled Phantom Stock Agreement
10.3	Form of Restricted Stock Agreement
10.4	Form of Phantom Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 23, 2018	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer